Exhibit 10.3

FEE WAIVER AGREEMENT

This Fee Waiver Agreement (this “Agreement”) is made as of ________ __, 2023, by and between Senior Credit Investments, LLC, a Delaware limited liability company (the “Company”), and Jefferies Credit Management LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a newly organized non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “Investment Company Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);

WHEREAS, the Adviser renders advice and services to the Company pursuant to the terms and provisions of an Investment Advisory Agreement between the Company and the Adviser dated as of ________ __, 2023 (the “Advisory Agreement”);

WHEREAS, the Company is responsible for, and has assumed the obligation for, payment of certain expenses pursuant to the Advisory Agreement that have not been assumed by the Adviser; and

WHEREAS, the Adviser desires to waive the Management Fee and the Incentive Fee (as those terms are defined in Section 3 of the Advisory Agreement) pursuant to the terms and the provisions of this Agreement, and the Company desires to allow the Adviser to implement such waivers.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Adviser hereby agree as follows:

Section 1. Fee Waiver on Management Fee. The Adviser hereby agrees to waive the Management Fee (as defined in Section 3 of the Advisory Agreement) in its entirety for the term of this Agreement.

Section 2. Fee Waiver on Incentive Fee. The Adviser hereby agrees to waive the Incentive Fee (as defined in Section 3 of the Advisory Agreement) in its entirety for the term of this Agreement.

Section 3. Term. This Agreement shall become effective on the date specified herein and continue for a one-year term, unless sooner terminated as provided in Section 4 of this Agreement.

Section 4. Termination. This Agreement may be terminated at any time, and without the payment of any penalty, by (i) the vote of the board of directors of the Company (the “Board of Directors”), or by the vote of a majority of the outstanding voting securities of the Company (as “majority” is defined in Section 2(a)(42) of the Investment Company Act) and (ii) the vote of a majority of the Board of Directors who are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act, in accordance with the requirements of the Investment Company Act. This Agreement shall automatically terminate in the event of the “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the Investment Company Act) of the Advisory Agreement. In addition, this Agreement shall automatically terminate if the Advisory Agreement is otherwise terminated, with such termination effective upon the effective date of such Advisory Agreement’s termination.

Section 5. Assignment. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

Section 6. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

Section 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act, and the Advisers Act, and any rules and regulations promulgated thereunder.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written above.

SENIOR CREDIT INVESTMENTS, LLC
a Delaware limited liability company

520 Madison Avenue, 12th Floor
New York, New York 10022

By:
Name:	Thomas G. Brady
Title:	President

JEFFERIES CREDIT MANAGEMENT LLC
a Delaware limited liability company

520 Madison Avenue, 12th Floor
New York, New York 10022

By:
Name:	Adam Klepack
Title:	General Counsel

[Signature Page to Fee Waiver Agreement]